UNDER ARMOUR REPORTS SECOND QUARTER RESULTS;
UPDATES 2019 FULL YEAR OUTLOOK

BALTIMORE, July 30, 2019 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the second quarter ended June 30, 2019. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s 2018 restructuring plan and the related tax effects. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Our second quarter results give us increasing conviction that our transformation continues to make solid progress across our business, unlocking efficiencies that are driving greater precision, consistency and repeatability,” said Under Armour Chairman and CEO Kevin Plank. “By staying sharply focused on our long-term strategies – driving our premium athletic brand positioning through industry leading innovation, geographic expansion and creating deep connections with our consumers – we are on track to deliver against our expectations in 2019.”

Second Quarter 2019 Review

•Revenue was up 1 percent to $1.2 billion (up 3 percent currency neutral).
–Wholesale revenue decreased 1 percent to $707 million and direct-to-consumer revenue was up 2 percent to $423 million, representing 35 percent of total revenue.
–North America revenue decreased 3 percent to $816 million and the international business increased 12 percent to $339 million (up 17 percent currency neutral), representing 28 percent of total revenue. Within the international business, revenue was up 6 percent in EMEA (up 11 percent currency neutral), up 23 percent in Asia-Pacific (up 29 percent currency neutral) and down 3 percent in Latin America (up 2 percent currency neutral).
–Apparel revenue decreased 1 percent to $740 million; footwear revenue increased 5 percent to $284 million; and accessories revenue was unchanged at $106 million.
•Gross margin increased 170 basis points to 46.5 percent compared to the prior year driven by supply chain initiatives, regional mix and restructuring charges in the prior period offset by foreign currency impacts.
•Selling, general & administrative expenses increased 2 percent to $566 million, or 47.5 percent of revenue.
•Operating loss was $11 million.
•Net loss was $17 million or $0.04 diluted loss per share, inclusive of a negative $0.01 impact from the company’s minority interest in its Japanese licensee.
•Inventory decreased 26 percent to $966 million.
•Total debt was down 24 percent to $591 million.
•Cash and cash equivalents increased 131 percent to $456 million.

Fiscal 2019 Outlook

•Revenue is expected to be up approximately 3 to 4 percent reflecting a slight decline in North America and a low to mid-teen percentage rate increase in the international business.

•Gross margin is expected to increase approximately 110 to 130 basis points compared to 2018. Excluding restructuring charges from the comparable prior period, we expect an increase of approximately 70 to 90 basis points compared to 2018 adjusted gross margin due to ongoing supply chain initiatives and channel mix benefits.
•Operating income is now expected to reach approximately $230 million to $235 million versus the previously expected range of $220 million to $230 million.
•Interest and other expense, net is now expected to be approximately $30 million versus the previous expectation of approximately $35 million.
•Effective tax rate is now expected to be approximately 22 percent versus the previous expectation at the high end of a 19 percent to 22 percent range.
•Earnings per share is expected to be $0.33 to $0.34 inclusive of a negative impact from the company’s minority interest in its Japanese licensee.
•Capital expenditures are expected to be approximately $210 million.

Conference Call and Webcast

Under Armour will hold its second quarter 2019 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” amounts. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. 2018 adjusted gross margin is referred to but not presented and excludes the impact of restructuring and other related charges. A reconciliation of 2018 adjusted gross margin is available in the company’s 2018 year-end earnings release. Management believes this information is useful to investors because it provides enhanced visibility into the company’s actual underlying results excluding the impact of its 2018 restructuring plans. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Powered by one of the world’s largest digitally connected fitness and wellness communities, Under Armour’s innovative products and experiences are designed to help advance human performance, making all athletes better. For further information, please visit https://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, the implementation of our marketing and branding strategies, the impact of our investment in our licensee on our results of operations, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to realize expected benefits from our restructuring plans; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; the impact of the performance of our equity method investment on our results of operations; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Kelley McCormick
SVP, Investor Relations & Corporate Development	SVP, Corporate Communications
(410) 246-6810	(410) 454-6624

Under Armour, Inc.
For the Three and Six Months Ended June 30, 2019 and 2018
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	% of Net Revenues	2018	% of Net Revenues	2019	% of Net Revenues	2018	% of Net Revenues
Net revenues	$1,191,729	100.0%	$1,174,859	100.0%	$2,396,451	100.0%	$2,360,229	100.0%
Cost of goods sold	637,408	53.5%	648,275	55.2%	1,297,343	54.1%	1,310,192	55.5%
Gross profit	554,321	46.5%	526,584	44.8%	1,099,108	45.9%	1,050,037	44.5%
Selling, general and administrative expenses	565,803	47.5%	552,619	47.0%	1,075,331	44.9%	1,067,253	45.2%
Restructuring and impairment charges	—	—%	78,840	6.7%	—	—%	116,320	4.9%
Income (loss) from operations	(11,482)	(1.0)%	(104,875)	(8.9)%	23,777	1.0%	(133,536)	(5.7)%
Interest expense, net	(5,988)	(0.5)%	(8,552)	(0.7)%	(10,226)	(0.4)%	(17,116)	(0.7)%
Other expense, net	(1,128)	(0.1)%	(8,069)	(0.7)%	(1,795)	(0.1)%	(5,181)	(0.2)%
Income (loss) before income taxes	(18,598)	(1.6)%	(121,496)	(10.3)%	11,756	0.5%	(155,833)	(6.6)%
Income tax expense (benefit)	(5,740)	(0.5)%	(26,090)	(2.2)%	2,391	0.1%	(30,183)	(1.3)%
Loss from equity method investment	(4,491)	(0.4)%	(138)	—%	(4,237)	(0.2)%	(138)	—%
Net income (loss)	$(17,349)	(1.5)%	$(95,544)	(8.1)%	$5,128	0.2%	$(125,788)	(5.3)%

Basic net income (loss) per share of Class A, B and C common stock	$(0.04)		$(0.21)		$0.01		$(0.28)
Diluted net income (loss) per share of Class A, B and C common stock	$(0.04)		$(0.21)		$0.01		$(0.28)
Weighted average common shares outstanding Class A, B and C common stock
Basic	451,066		444,626		450,411		443,844
Diluted	451,066		444,626		453,717		443,844

Under Armour, Inc.
For the Three and Six Months Ended June 30, 2019 and 2018
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Apparel	$739,736	$748,335	(1.1)%	$1,514,366	$1,517,266	(0.2)%
Footwear	284,080	271,375	4.7%	576,627	543,145	6.2%
Accessories	106,250	105,906	0.3%	188,242	198,064	(5.0)%
Total net sales	1,130,066	1,125,616	0.4%	2,279,235	2,258,475	0.9%
Licensing revenues	25,308	21,172	19.5%	46,965	47,513	(1.2)%
Connected Fitness	31,935	29,112	9.7%	62,039	57,938	7.1%
Corporate Other	4,420	(1,041)	524.6%	$8,212	$(3,697)	322.1%
Total net revenues	$1,191,729	$1,174,859	1.4%	$2,396,451	$2,360,229	1.5%
NET REVENUES BY SEGMENT

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
North America	$816,220	$843,383	(3.2)%	$1,659,469	$1,710,928	(3.0)%
EMEA	145,320	136,942	6.1%	279,424	266,530	4.8%
Asia-Pacific	154,113	125,706	22.6%	298,398	241,259	23.7%
Latin America	39,721	40,757	(2.5)%	88,909	87,271	1.9%
Connected Fitness	31,935	29,112	9.7%	62,039	57,938	7.1%
Corporate Other	4,420	(1,041)	524.6%	8,212	$(3,697)	322.1%
Total net revenues	$1,191,729	$1,174,859	1.4%	$2,396,451	$2,360,229	1.5%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	% of Net Revenues (1)	2018	% of Net Revenues (1)	2019	% of Net Revenues (1)	2018	% of Net Revenues (1)
North America	$139,198	17.1%	$132,529	15.7%	$299,471	18.0%	$280,714	16.4%
EMEA	10,493	7.2%	(5,945)	(4.3)%	22,711	8.1%	1,209	0.5%
Asia-Pacific	19,647	12.7%	21,391	17.0%	39,450	13.2%	45,513	18.9%
Latin America	(3,891)	(9.8)%	(4,689)	(11.5)%	(4,250)	(4.8)%	(6,567)	(7.5)%
Connected Fitness	11	—%	1,711	5.9%	1,080	1.7%	5,122	8.8%
Corporate Other	(176,940)	NM	(249,872)	NM	(334,685)	NM	(459,527)	NM
Income (loss) from operations	$(11,482)	(1.0)%	$(104,875)	(8.9)%	$23,777	1.0%	$(133,536)	(5.7)%
(1) The operating income (loss) percentage is calculated based on total segment net revenues. Additionally, the operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).

Under Armour, Inc.
As of June 30, 2019, December 31, 2018 and June 30, 2018
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018	June 30, 2018
Assets
Current assets
Cash and cash equivalents	$455,726	$557,403	$196,879
Accounts receivable, net	735,181	652,546	724,945
Inventories	965,711	1,019,496	1,299,332
Prepaid expenses and other current assets	287,829	364,183	340,359
Total current assets	2,444,447	2,593,628	2,561,515
Property and equipment, net	795,499	826,868	835,427
Operating lease right-of-use assets	606,018	—	—
Goodwill	548,762	546,494	551,160
Intangible assets, net	39,527	41,793	45,880
Deferred income taxes	129,403	112,420	111,746
Other long term assets	116,252	123,819	135,424
Total assets	$4,679,908	$4,245,022	$4,241,152
Liabilities and Stockholders’ Equity
Accounts payable	607,382	560,884	691,163
Accrued expenses	304,063	340,415	258,567
Customer refund liabilities	241,456	301,421	303,730
Operating lease liabilities	116,219	—	—
Current maturities of long term debt	—	25,000	27,000
Other current liabilities	63,521	88,257	57,939
Total current liabilities	1,332,641	1,315,977	1,338,399
Long term debt, net of current maturities	591,396	703,834	752,370
Operating lease liabilities, non-current	601,665	—	—
Other long term liabilities	105,932	208,340	226,471
Total liabilities	2,631,634	2,228,151	2,317,240
Total stockholders’ equity	2,048,274	2,016,871	1,923,912
Total liabilities and stockholders’ equity	$4,679,908	$4,245,022	$4,241,152

Under Armour, Inc.
For the Six Months Ended June 30, 2019 and 2018
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net income (loss)	$5,128	$(125,788)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	93,721	91,271
Unrealized foreign currency exchange rate gain (loss)	(3,077)	13,151
Loss on disposal of property and equipment	2,447	2,496
Impairment charges	—	9,660
Amortization of bond premium	127	127
Stock-based compensation	25,635	20,673
Deferred income taxes	(13,890)	(35,969)
Changes in reserves and allowances	(10,196)	(238,005)
Changes in operating assets and liabilities:
Accounts receivable	(75,116)	116,896
Inventories	62,302	(158,430)
Prepaid expenses and other assets	64,533	(54,422)
Other non-current assets	12,812	768
Accounts payable	57,674	160,164
Accrued expenses and other liabilities	(48,094)	48,939
Customer refund liabilities	(60,089)	307,192
Income taxes payable and receivable	(1,210)	(12,716)
Net cash provided by operating activities	112,707	146,007
Cash flows from investing activities
Purchases of property and equipment	(77,046)	(95,607)
Sale of property and equipment	—	11,285
Purchase of equity method investment	—	(39,207)
Purchases of other assets	(997)	(2,536)
Net cash used in investing activities	(78,043)	(126,065)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	25,000	210,000
Payments on long term debt and revolving credit facility	(162,817)	(348,500)
Employee taxes paid for shares withheld for income taxes	(3,077)	(1,759)
Proceeds from exercise of stock options and other stock issuances	4,238	8,913
Payments of debt financing costs	(2,661)	(11)
Other financing fees	76	87
Net cash used in financing activities	(139,241)	(131,270)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,463	(2,487)
Net increase in cash, cash equivalents and restricted cash	(100,114)	(113,815)
Cash, cash equivalents and restricted cash
Beginning of period	566,060	318,135
End of period	$465,946	$204,320

Under Armour, Inc.
For the Three and Six Months Ended June 30, 2019
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Total Net Revenue
Net revenue growth - GAAP	1.4%	1.5%
Foreign exchange impact	1.6%	1.6%
Currency neutral net revenue growth - Non-GAAP	3.0%	3.1%

North America
Net revenue decline - GAAP	(3.2)%	(3.0)%
Foreign exchange impact	0.3%	0.4%
Currency neutral net revenue decline - Non-GAAP	(2.9)%	(2.6)%

EMEA
Net revenue growth - GAAP	6.1%	4.8%
Foreign exchange impact	4.6%	4.9%
Currency neutral net revenue growth - Non-GAAP	10.7%	9.7%

Asia-Pacific
Net revenue growth - GAAP	22.6%	23.7%
Foreign exchange impact	6.6%	5.9%
Currency neutral net revenue growth - Non-GAAP	29.2%	29.6%

Latin America
Net revenue growth (decline) - GAAP	(2.5)%	1.9%
Foreign exchange impact	4.0%	3.8%
Currency neutral net revenue growth - Non-GAAP	1.5%	5.7%

Total International
Net revenue growth - GAAP	11.8%	12.0%
Foreign exchange impact	5.3%	5.2%
Currency neutral net revenue growth - Non-GAAP	17.1%	17.2%

Under Armour, Inc.
As of June 30, 2019 and 2018
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	June 30,
	2019	2018
Factory House	165	161
Brand House	16	15
North America total doors	181	176

Factory House	86	61
Brand House	79	65
International total doors	165	126

Factory House	251	222
Brand House	95	80
Total doors	346	302